Exhibit 99.1

N E W S B U L L E T I N
FROM:

RE:	DDi Corp. 1220 Simon Circle Anaheim, CA 92806 NasdaqNM: DDIC

For Further Information:

AT THE COMPANY: Mikel Williams Chief Executive Officer (714) 688-7200	AT FINANCIAL RELATIONS BOARD: Lasse Glassen General Information (310) 854-8313 lglassen@financialrelationsboard.com

FOR IMMEDIATE RELEASE
March 9, 2006
DDI CORP. REPORTS FOURTH QUARTER AND YEAR END 2005 RESULTS
ANAHEIM, Calif., March 9, 2006 — DDi Corp. (NasdaqNM: DDIC), a leading provider of time critical technologically advanced, electronic engineering and manufacturing services, today announced financial results for the both the fourth quarter and fiscal year ended December 31, 2005.
Fourth Quarter Results
The Company reported fourth quarter 2005 net sales of $48.2 million, adjusted EBITDA of $3.8 million and a net loss available to common stockholders of $(7.4) million, or $(0.41) per share.
Fourth quarter 2005 net sales increased from the prior quarter’s performance of $46.0 million, led by a 9% increase in PCB net sales, partially offset by a sequential reduction in assembly sales. Net sales for the fourth quarter 2005 increased 10% compared to net sales of $44.0 million for the fourth quarter 2004, as a result of 19% growth in PCB net sales, partially offset by a decline in assembly revenues. The fourth quarter assembly revenues were down on a year-over-year basis due to several significant turnkey programs maturing prior to the fourth quarter 2005. The increase in year-over-year PCB sales is primarily attributable to a 6% increase in total layers shipped. PCB net sales growth also reflects, to a lesser extent, an increase in average layer pricing in both the quick-turn and longer-lead orders and growth in the Company’s transition services.
Gross profit for the fourth quarter 2005 was $6.6 million (14% of net sales) as compared to $5.2 million (12% of net sales) for the fourth quarter 2004. The increase in gross profit was principally due to the increase in PCB net sales noted above. On a sequential basis, gross profit increased $0.1 million from $6.5 million in the third quarter 2005, despite a $1.7 million increase in non-cash compensation expense. Gross margin, as adjusted to exclude non-cash compensation charges, increased to 18.6% in the fourth quarter 2005, as compared to 15.7% for the third quarter 2005 and 16.5% for the year-ago period. The Company believes that gross margin trends exclusive of non-cash compensation costs can provide useful information to the Company, investors and other users of the financial statements in identifying and understanding operating performance for a given level of sales and business trends.
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Total sales and marketing expenses for the fourth quarter 2005 were $4.3 million (9% of net sales), as compared to $4.5 million (10% of net sales) for the fourth quarter 2004. The decrease in total sales and marketing expenses reflects a $0.6 million reduction in non-cash compensation costs, partially offset by growth in personnel costs relating to the Company’s sales and marketing efforts.
Total general and administration expenses for the fourth quarter 2005 were $5.4 million (11% of net sales), as compared to $5.7 million (13% of net sales) for the fourth quarter 2004. The decrease in expense was primarily due to a $0.3 million reduction in non-cash compensation costs and a decrease in professional fees relating to Sarbanes-Oxley Section 404 compliance and strategic reviews of our capital structure undertaken in 2004. These decreases were largely offset by an increase in officer’s severance expenses of $0.4 million.
Fourth quarter 2005 adjusted EBITDA was $3.8 million, an increase of $1.8 million from $2.0 million in the fourth quarter 2004, and an increase of $1.2 million from $2.6 million in the third quarter 2005. The year-over-year and sequential quarterly increases are both due principally to the higher level of PCB sales.
The net loss for the fourth quarter 2005 of $(7.4) million, or $(0.41) per share, reflects a decrease from the fourth quarter 2004 net loss of $(9.1) million, or $(2.33) per share, primarily due to the improvement in gross profit noted above and a decrease in non-cash compensation costs, mitigated by an increase in income tax expense.
Mikel Williams, President and Chief Executive Officer of DDi Corp. commenting on the fourth quarter 2005 said, “We saw sequential growth of 9% in the PCB business, resulting from a strengthening of demand, particularly in the communications and computer market segments. Further, we see the demand trends continuing into the first quarter of 2006, along with a slight increase in the quick turn mix of our overall sales order intake.”
Year end 2005 Results
For the year ended December 31, 2005, net sales were $184.6 million, a 2% decrease compared to net sales of $189.0 million in 2004. The decrease was due to a slight reduction in PCB net sales of $2.5 million and a $3.5 million reduction in assembly net sales. This decline reflects a softening of the PCB market during the first half of 2005. Growth in the Company’s transition services mitigated the overall decrease in net sales.
The Company reported a net loss available to common stockholders of $(70.4) million in 2005, as compared to a net loss available to common stockholders of $(49.9) million in 2004. The increase was primarily the result of: (a) goodwill impairment of $54.7 million recorded in 2005; (b) an increase in Series B Preferred Stock dividends and accretion of $2.4 million; (c) an increase in restructuring/reorganization charges of $4.2 million; and (d) the decrease in net sales. The impact of the foregoing items was partially offset by: (a) a decrease in non-cash compensation costs of $13.7 million; (b) a net gain of $10.2 million from discontinued operations recorded in 2005; and (c) a decrease in interest expense of $2.9 million.
Williams added, “2005 was a year of transformation for DDi. We successfully shed our European business and closed our Arizona operating facility, better positioning our operating performance going forward. Further, we completed the $75 million equity raise, repaid the Senior Accreting Notes, redeemed two thirds of our Series B Preferred Stock, and improved our GE Capital line of credit facility to lower the cost and improve our collateral position. With these 2005 accomplishments behind us, we move into the new year with a renewed commitment to our customer requirements and improved financial operating results.”
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Liquidity
In the fourth quarter 2005, DDi redeemed the $18.4 million face amount of the 14% Senior Accreting Notes (plus accrued interest), with a portion of the proceeds of the $75 million rights offering completed in the third quarter 2005. DDi’s year-end total cash and cash equivalents as of December 31, 2005 were $29.0 million, which included $3.0 million in restricted cash and cash equivalents reserved for the funding of future dividends and/or principal redemptions of the remaining $19.3 million (face amount) of Series B Preferred Stock. As of December 31, 2005, the Company had $19.9 million drawn under the revolving credit facility, effectively representing the full borrowing availability of that facility at that time. The amount drawn as of December 31, 2005 was repaid in full in January 2006.
Capital expenditures were $1.3 million and $6.7 million for the three months and year ended December 31, 2005, respectively.
Non-GAAP Financial Measures. This release includes ‘adjusted EBITDA’ as a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act of 1934. Management believes that the disclosure of this non-GAAP financial measure, when presented in conjunction with the corresponding GAAP measure, provides useful information to the Company, investors and other users of the financial statements in identifying and understanding operating performance for a given level of net sales and business trends. Management believes that adjusted EBITDA is an important factor of the Company’s business because it reflects financial performance that is unencumbered by debt service. This financial measure is commonly used in the Company’s industry. It is also used by the Company’s lenders to determine components of covenant compliance. Growth in adjusted EBITDA is driven by higher gross profit and cost containment in selling, general and administrative expenses. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as alternatives to net income as a measure of operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measure used by other companies. The Company has provided a reconciliation of adjusted EBITDA to GAAP net income/loss (and net income/loss available to common stockholders) in the attached Condensed Consolidated Statements of Operations under the caption “Supplemental Financial Information.”
Conference Call and Webcast
A conference call with simultaneous webcast to discuss fourth quarter 2005 financial results will be held today at 5:00 p.m. Eastern / 2:00 p.m. Pacific. The call is being webcast and can be accessed at the Company’s web site: www.ddiglobal.com/investor under “Webcasts.” A telephone replay of today’s conference call will be available through March 16, 2006 by dialing (800) 405-2236 or (303) 590-3000 and entering the passcode 11055978. An online replay of the webcast will be available for 12 months at www.ddiglobal.com/investor.
About DDi Corp.
DDi is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer fabrication and assembly services to customers on a global basis from its facilities located across North America.
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Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the Company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that the Company’s projections will be achieved. In addition to other factors and matters discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or its subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; the Company’s ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; increases in the Company’s cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
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DDi Corp
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$25,985	$23,526
Cash and cash equivalents, restricted	2,972	—
Accounts receivable, net	29,710	26,564
Inventories	16,117	17,996
Prepaid expenses and other	1,506	1,713
Assets held for disposal	—	33,016

Total current assets	76,290	102,815

Property, plant and equipment, net	31,063	36,376
Debt issuance costs, net	895	1,780
Goodwill and intangibles, net	55,256	117,384
Deferred tax asset	251	541
Assets held for disposal	—	26,245
Other	573	810

Total Assets	$164,328	$285,951

Liabilities, Mandatorily Redeemable Preferred Stock and Stockholders’ Equity

Current liabilities:
Current maturities of long-term debt and capital lease obligations	$—	$916
Revolving credit facilities	19,929	15,948
Accounts payable	15,443	16,389
Accrued expenses and other	12,639	14,527
Income tax payable	2,070	1,099
Liabilities held for disposal	—	67,853

Total current liabilities	50,081	116,732

Long-term debt and capital lease obligations	—	18,252
Notes payable and other	4,745	8,602
Liabilities held for disposal	—	3,725

Total liabilities	54,826	147,311

Series B mandatorily redeemable preferred stock	1,513	61,557

Stockholders’ equity:
Common stock, additional paid-in-capital and other	231,839	147,113
Deferred compensation	(349)	(9,445)
Accumulated other comprehensive income (loss)	346	(712)
Accumulated deficit	(123,847)	(59,873)

Total stockholders’ equity	107,989	77,083

Total Liabilities, Mandatorily Redeemable Preferred Stock and Stockholders’ Equity	$164,328	$285,951

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DDi Corp.
Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)
(unaudited)

	3 months ended	3 months ended
	December 31, 2005	December 31, 2004
Net sales	$48,164	$43,986
Cost of goods sold:
Other cost of goods sold	39,198	36,746
Non-cash compensation and amortization of intangibles	2,337	2,062

Total cost of goods sold	41,535	38,808

Gross profit	6,629	5,178

Operating expenses:
Sales and marketing:
Non-cash compensation	366	970
Sales and marketing expenses	3,925	3,504

Total sales and marketing	4,291	4,474

General and administration:
Non-cash compensation	522	857
General and administration expenses	3,821	4,209
Officer’s severance	1,031	676

Total general and administration	5,374	5,742

Amortization of intangibles	1,150	1,150
Restructuring and other related charges	131	648

Operating loss	(4,317)	(6,836)

Interest and other expense, net	668	1,082

Loss from continuing operations before income taxes	(4,985)	(7,918)
Income tax expense	(621)	(15)

Loss from continuing operations	(5,606)	(7,933)
Net income from discontinued operations	—	157

Net loss	(5,606)	(7,776)
Less: Series B preferred stock dividends and accretion	(1,804)	(1,342)

Net loss available to common stockholders	$(7,410)	$(9,118)

Loss per share of stock from continuing operations — Basic and diluted	$(0.41)	$(2.37)
Net loss per share of common stock — Basic and diluted	$(0.41)	$(2.33)

Weighted average basic and diluted shares outstanding	18,240	3,917

Supplemental Financial Information

Adjusted EBITDA **	$3,829	$2,047

Interest and other expense (net)	668	1,082
Depreciation	2,609	2,520
Amortization of intangibles	1,150	1,150
Non-cash compensation	3,225	3,889
Officer’s severance	1,031	676
Restructuring and other related charges	131	648
Net income from discontinued operations	—	(157)
Income tax expense	621	15

Net loss	(5,606)	(7,776)
Less: Series B preferred stock dividends and accretion	(1,804)	(1,342)

Net loss available to common stockholders	$(7,410)	$(9,118)

**	Earnings before income taxes, depreciation, amortization, net interest and other expense, non-cash compensation, restructuring and other related charges and net income from discontinued operations.
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DDi Corp.
Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)
(unaudited)

	12 months ended	12 months ended
	December 31, 2005	December 31, 2004
Net sales	$184,625	$189,007
Cost of goods sold:
Other cost of goods sold	153,278	151,520
Restructuring-related inventory impairment	1,253	—
Non-cash compensation and amortization of intangibles	3,428	12,556

Total cost of goods sold	157,959	164,076

Gross profit	26,666	24,931

Operating expenses:
Sales and marketing:
Non-cash compensation	116	2,402
Sales and marketing expenses	14,877	14,531

Total sales and marketing	14,993	16,933

General and administration:
Non-cash compensation	1,058	4,155
General and administration expenses	13,639	12,368
Officer’s severance	1,031	676

Total general and administration	15,728	17,199

Amortization of intangibles	4,598	4,598
Restructuring and other related charges	4,703	903
Goodwill impairment	54,669	—
Reorganization charges	—	829

Operating loss	(68,025)	(15,531)

Interest and other expense, net	4,756	7,637

Loss from continuing operations before income taxes	(72,781)	(23,168)
Income tax expense	(1,429)	(1,984)

Loss from continuing operations	(74,210)	(25,152)
Net income (loss) from discontinued operations (including gain on disposal of $11,549)	10,236	(20,713)

Net loss	(63,974)	(45,865)
Less: Series B preferred stock dividends and accretion	(6,473)	(4,044)

Net loss available to common stockholders	$(70,447)	$(49,909)

Loss per share of stock from continuing operations — Basic and diluted	$(10.04)	$(7.51)
Net loss per share of common stock — Basic and diluted	$(8.76)	$(12.85)

Weighted average basic and diluted shares outstanding	8,039	3,885

Supplemental Financial Information

Adjusted EBITDA **	$12,758	$20,446

Interest and other expense (net)	4,756	7,637
Depreciation	9,927	9,858
Amortization of intangibles	4,598	5,367
Goodwill impairment	54,669	—
Non-cash compensation	4,602	18,344
Officer’s severance	1,031	676
Restructuring and other related charges, and reorganization charges	5,956	1,732
Net (income) loss from discontinued operations	(10,236)	20,713
Income tax expense	1,429	1,984

Net loss	(63,974)	(45,865)
Less: Series B preferred stock dividends and accretion	(6,473)	(4,044)

Net loss available to common stockholders	$(70,447)	$(49,909)

**	Earnings before income taxes, depreciation, amortization, net interest and other expense, officer’s severance, non-cash compensation, restructuring, reorganization charges, goodwill impairment, gain on disposition of DDi Europe and loss from discontinued operations.
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